Exhibit 10.71

DECEMBER 2011 AMENDMENT TO THE

PEPSICO PENSION EQUALIZATION PLAN

AND THE PBG PENSION EQUALIZATION PLAN

The PepsiCo Pension Equalization Plan (“PepsiCo PEP”) and the PBG Pension Equalization Plan (“PBG PEP”) are amended as set forth below, effective as of January 1, 2011 except as otherwise indicated below.

I.

Effective as of the end of the day on December 31, 2011, the PBG PEP is hereby merged with and into the PepsiCo PEP, with the PepsiCo PEP as the surviving plan after the merger.

The April 1, 2009 Restatement of the PBG PEP, as amended through January 1, 2011 (“409A PBG PEP Document”) shall be attached as Appendix Article PBG 409A to the PepsiCo PEP document for the 409A Program (“409A PepsiCo PEP Document”) and shall continue to govern PBG PEP benefits that were subject to the 409A PBG PEP Document prior to the plan merger, except as follows:

(i)	Articles VII (Administration), VIII (Miscellaneous) and IX (Amendment and Termination) of the 409A PBG PEP Document shall be deleted, and

(ii)	Articles VII (Administration), VIII (Miscellaneous) and IX (Amendment and Termination), X (ERISA Plan Structure) and XI (Applicable Law) of the 409A PepsiCo PEP Document shall apply to PBG PEP benefits governed by the 409A PBG PEP Document.

There shall be no change to the time or form of payment of benefits that are subject to Internal Revenue Code Section 409A (“Section 409A”) under either the PepsiCo PEP or PBG PEP Document as a result of the merger or the foregoing revisions to the 409A PepsiCo PEP Document and 409A PBG PEP Document.

The PBG PEP document that was in effect on October 3, 2004 as amended through January 1, 2011 (“Pre-409A PBG PEP Document”) shall be attached as Appendix Article PBG Pre-409A to the PepsiCo PEP document for the Pre-409A Program (“Pre-409A PepsiCo PEP Document”) and shall continue to govern PBG PEP benefits that were grandfathered under Section 409A and subject to the Pre-409A PBG PEP Document prior to the plan merger, except as follows:

(iii)	Articles VII (Administration), VIII (Miscellaneous), IX (Amendment and Termination), X (ERISA Plan Structure) and XI (Applicable Law) of the Pre-409A PBG PEP Document shall be deleted, and

(iv)	Articles VII (Administration), VIII (Miscellaneous) and IX (Amendment and Termination), X (ERISA Plan Structure) and XI (Applicable Law) of the Pre-409A PepsiCo PEP Document shall apply to PBG PEP benefits governed by the Pre-409A PBG PEP Document.

There shall be no change to the time or form of payment of benefits that are subject to Section 409A under either the PepsiCo PEP or PBG PEP that would constitute a material modification within the meaning of Treas. Reg. § 1.409A-6(a)(4) as a result of the merger or the foregoing revisions to the Pre-409A PepsiCo PEP Document and Pre-409A PBG PEP Document.

II.

In Article I of the 409A PepsiCo PEP Document, the second sentence of the third paragraph is amended to read as follows:

“It sets forth the terms of the Plan that are applicable to benefits that are subject to Section 409A, i.e., generally, benefits that are earned or vested after December 31, 2004 or materially modified within the meaning of Treas. Reg. § 1.409A-6(a)(4) (the “409A Program”).”

III.

Effective as of January 1, 2009, Section 5.4 of the 409A PepsiCo PEP Document is amended by adding a new subsection (c) at the end thereof to read as follows:

(c) No Benefit Offsets That Would Violate Section 409A. If a Participant has earned a benefit under a plan maintained by a member of the PepsiCo Organization that is a “qualifying plan” for purposes of the “Transfers and Non-Duplication” rule in Section 3.6 of the Salaried Plan, such Transfers and Non-Duplication rule shall apply when calculating the Participant’s Total Pension under Section 5.1 (c)(1) above only to the extent the application of such rule to the Participant’s 409A Pension will not result in a change in the time or form of payment of such pension that is prohibited by Section 409A. For purposes of the limit on offsets in the preceding sentence, it is PepsiCo’s intent to undertake to make special arrangements with respect to the payment of the benefit under the qualifying plan that are legally permissible under the qualifying plan and compliant with Section 409A, in order to avoid such a change in time or form of payment to the maximum extent possible; to the extent that Section 409A compliant special arrangements are timely put into effect in a particular situation, the limit on offsets in the prior sentence will not apply.

IV.

The 409A PepsiCo PEP Document is hereby amended by adding the following new Appendix Article D at the end thereof, effective as of January 1, 2011.

APPENDIX ARTICLE D

U.K. Supplementary Appendix Participants’with U.S. Service

D.l	Scope:

This Article applies to “Covered U.K. Employees” as defined in Section D.2 below. The benefit of a Covered U.K. Employee shall be determined as provided in Section D.3 below. Once a benefit is determined for a Covered U.K. Employee under this Article, it shall be paid in accordance with the Plan’s normal terms regarding the time and form of payment. All benefits payable under this Article are subject to Code section 409A. This Article is effective January 1, 2011.

D.2	“Covered U.K. Employee” Defined:

A “Covered U.K. Employee” is a participant in the PepsiCo U.K. Pension Plan (“U.K. Participant”) who—(i) becomes subject to United States income taxes, e.g., by transferring to a position with the Company in the United States or otherwise (hereinafter referenced as “Engages in U.S. Service”), (ii) continues to accrue benefits under the PepsiCo U.K. Pension Plan after he Engages in U.S. Service, and (iii) would have also accrued a benefit under the U.K. Supplementary Pension Appendix for such period following when he Engages in U.S. Service (except for the unavailability of accruals under such Appendix for the period a U.K. Participant Engages in U.S. Service). The period that a U.K. Participant Engages in U.S. Service shall begin on the first day that he becomes subject to United States income taxes (his “U.S. Commencement Date”), and it shall end on the last day that he is subject to U.S. income taxes or, if earlier, the date his Plan benefits under this Article D commence (his “U.S. Cessation Date”).

D.3	Benefit for Covered U.K. Employees:

A Covered U.K. Employee’s benefit under the Plan shall be determined by calculating, as of his U.S. Cessation Date, his “Total U.K. Supplementary Benefit” and then subtracting from this amount his “Frozen U.K. Supplementary Benefit.” For this purpose, a Covered U.K. Employee’s—

(a) “Total U.K. Supplementary Benefit” is equal to the total benefit that he would have under the terms of the U.K. Supplementary Pension Appendix, calculated based on all service and compensation with the Company through his U.S. Cessation Date that is counted in the calculation of his benefit under the PepsiCo U.K. Pension Plan (or that would be counted but for a limitation applicable to the plan under U.K. law), and with such total benefit expressed in the form of a single lump sum that is payable as of the date his benefits under this Article D commence, and

(b) “Frozen U.K. Supplementary Benefit” is equal to the total benefit that he had under the terms of the U.K. Supplementary Pension Appendix as of immediately before his U.S. Commencement Date, and with such total benefit expressed in the form of a single lump sum that is payable as of the date his benefits under this Article D commence.

The calculation provided for in the preceding sentence shall be made in accordance with the operating rules set forth in Section D.4 below.

D.4 Operating Rules:

The following operating rules apply to the calculation in Section D.3. above.

(a) In general, accruals under PepsiCo U.K. Pension Plan for the period after a Covered U.K. Employee’s U.S. Cessation Date shall not reduce the benefit under this Article D determined under Section D.3. Notwithstanding the prior sentence and anything in Section D.3 to the contrary, to the extent a Covered U.K. Employee’s accruals under the PepsiCo U.K. Pension Plan for the period after a Covered U.K. Employee’s U.S. Cessation Date have more than fully offset the Covered U.K. Employee’s accruals under the U.K. Supplementary Pension Appendix (and the excess would have been offset against the benefit under this Article D had such benefit accrued under the U.K. Supplementary Appendix), then any such excess as of the date benefits under this Article D commence (expressed as a lump sum as of such date) shall be offset against the benefits under this Article D to the extent such offset would not violate Code Section 409A.

(b) In determining the value of a lump sum under this Article D, the actuarial assumptions that are used shall be actuarial assumptions that comply with Section 417(e) of the Code and, specifically, are the assumptions that would be used under the PepsiCo Salaried Employees Retirement Plan to pay a retirement lump sum as of the date applicable that the lump sum in question is to be determined under this Article D.

(c) A Covered U.K. Employee’s Frozen U.K. Supplementary Benefit shall be determined on the basis of assuming that the Covered U.K. employee voluntarily terminated employment and any other service relationship with the PepsiCo Organization as of immediately before his U.S. Commencement Date.

(d) This subsection applies if the terms of the PepsiCo U.K. Pension Plan or the U.K. Supplementary Pension Appendix are amended during a year in a way that would change the results under the Section D.3 calculation, and such amendment otherwise applies earlier than the immediately following year. In this case, to the extent that doing is necessary to comply with Code Section 409A, the calculation in Section D.3 shall be made by delaying the application of the amendment so that it is prospectively effective starting with the immediately following year.

(e) In the event a Covered U.K. Employee (i) has earned a benefit under this Article D, (2) has reached his U.S. Cessation Date, and (iii) then again Engages in U.S. Service, the foregoing terms shall be applied again to determine if he earns a benefit for the new period that he Engages in U.S. Service, except that any resulting benefit from this new period shall be reduced by the lump sum value of any prior benefit under this Article D (as necessary to completely avoid any duplication of benefits).

D.5 No Other Benefits:

A Covered U.K. Employee shall not be entitled to any other benefits under this Plan or the Salaried Plan for so long as he remains a Covered U.K. Employee.

V.

The definition of “Plan” in Section 2.1 of Appendix Article PBG 409A is amended to read as follows:

(m) Plan. Effective January 1, 2012, Appendix Article PBG 409A of the PepsiCo Pension Equalization Plan, as set forth herein, and as amended from time to time. Prior to January 1,2012, the PBG Pension Equalization Plan, as amended from time to time. In these documents, the Plan is also sometimes referred to as PEP. For periods before April 6, 1999, references to the Plan refer to the PepsiCo Prior Plan.

VI.

Section 4.3 of Appendix Article PBG 409A is amended by adding a new subsection (c) at the end thereof to read as follows (an identical amendment is added to the PBG 409A PEP Document effective as of January 1, 2009):

(c) No Benefit Offsets That Would Violate Section 409A. If a Participant has earned a benefit under a plan maintained by a member of the PepsiCo/PBG Organization that is a “qualifying plan” for purposes of the “Transfers and Non-

Duplication” rule in Section 3.6 of the Salaried Plan, such Transfers and Non-Duplication rule shall apply when calculating the amount determined under Section 4.1(a)(1) or 4.1(b)(1) above (as applicable) only to the extent the application of such rule will not result in a change in the time or form of payment of such pension that is prohibited by Section 409A. For purposes of the limit on offsets in the preceding sentence, it is PepsiCo’s intent to undertake to make special arrangements with respect to the payment of the benefit under the qualifying plan that are legally permissible under the qualifying plan, and compliant with Section 409A, in order to avoid such a change in time or form of payment to the maximum extent possible; to the extent that Section 409A compliant special arrangements are timely put into effect in a particular situation, the limit on offsets in the prior sentence will not apply.

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PEPSICO, INC.

By:	/s/ Cynthia M. Trudell
Cynthia M. Trudell
Executive Vice President, Human Resources
Chief Personnel Officer
Date: December 20, 2011

APPROVED:

By:	/s/ Stacy L. DeWalt
Stacy L. DeWalt
Employee Benefits Counsel
Law Department
Date: December 6, 2011

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